Ann Parker, Director	Mike Smargiassi
Investor Relations	Brainerd Communicators
605-988-1000	212-986-6667
ann.parker@lodgenet.com	smarg@braincomm.com
LODGENET INTERACTIVE TO PRESENT AT
THE CL KING BEST IDEAS CONFERENCE
To Discuss Progress on Strategic Initiatives Including Milestones Related to
High-Definition Television Deployments and Healthcare Contracts;
Business Model Positioned To Capitalize On Rebounding Economy
          SIOUX FALLS, SD, September 15, 2009 — LodgeNet Interactive Corporation (NASDAQ: LNET), the leading provider of media and connectivity solutions to hospitality and healthcare businesses, will present at the CL King Best Ideas Conference at the Omni Hotel in New York City on Thursday, September 17, 2009. CEO Scott C. Petersen will discuss the Company’s overall strategy and its progress on its initiatives to proactively manage its business during the economic cycle, diversify its revenue streams and increase its free cash flow. Petersen will also comment on the operating leverage inherent in its business model as the economy begins to recover.
          “During the economic downturn over the past year, our team has done an outstanding job right-sizing our operations and capital investment plans to the economic environment,” said Petersen. “Operating costs for the first six months of 2009 were down 26.8% as compared to the same period last year, and we reduced our capital investment activity by over 70% — both of which actions allowed us to increased free cash flow from $3.7 million during the first six months of last year to over $30 million this year. With the preferred stock offering we completed in June, our leverage ratio (on a net debt basis) has improved substantially from 4.2x on June 30th one year ago to 3.7x this year.”
          “At the same time, we have continued to focus on executing on our strategic initiatives that will increase our revenue and deliver shareholder value over the long term,” stated Petersen.
Some recent highlights of these Initiatives:
•	LodgeNet recently passed an industry-leading milestone of providing high-definition television (HDTV) programming to approximately 300,000 rooms, including 200,000 rooms installed with its High-Definition Advanced video on demand platform, allowing hotel guests to enjoy Hollywood movies in high definition clarity.

•	Recently announced collaborative relationships with a variety of technology leaders, among them one for the LodgeNet IPTV+ platform, which incorporates the power of the Apple® Mac Mini into the LodgeNet interactive television system.

•	LodgeNet’s Healthcare division recently signed its 50th hospital contract. Recent new contracts include prestigious Morgan Stanley Children’s, ranked among the top children’s hospitals by US News & World Report, and the award-winning Indiana Orthopaedic Hospital.

•	The Hotel Networks is expanding its innovative media programming with the addition of the Japan Broadcasting Corporation’s English-speaking NHK World Channel to its SuperBlock offering as well as Luxury Explorer, which offers local interest and customized hotel programming for high-end hotel properties, as one of its Interactive Channels.
          “The Third Quarter is generally tracking in-line with our expectations,” continued Petersen. “We have seen some improvement in Guest Entertainment during the quarter but softness continues in business travel and capital spending by our hotel customers. September tends to be a difficult month to predict Guest Entertainment revenue because of the seasonal transition from leisure to business travel; however, we currently believe we will report third

LodgeNet to present at CL King Investor Conference — 2
quarter Revenue and Adjusted Operating Cash Flow at around the low end of our guidance range, while Free Cash Flow will be within our original expectations.”
          “With our strategic acquisitions in 2007 and the more efficient operational structure we now have in place, our business model has significant operating leverage which should produce benefits for our Company as hotel occupancies increase and consumer confidence returns,” concluded Petersen. “If Guest Entertainment recovers by only 50% of the decline we have experienced over the past year, annualized Revenue and Adjusted Operating Cash Flow should generally increase by $40 million and $25 million respectively, all other things remaining the same — representing a significant upside opportunity for shareholder value.”
          LodgeNet management is scheduled to present Thursday, September 17, 2009 at 2:45 pm Eastern Time. A live Webcast of the presentation and a copy of the slides will be available in the investor section of the Company’s Website (www.lodgenet.com).
About LodgeNet Interactive
LodgeNet Interactive Corporation is the leading provider of media and connectivity solutions designed to meet the unique needs of hospitality, healthcare and other guest-based businesses. LodgeNet Interactive serves more than 1.9 million hotel rooms representing 10,000 hotel properties worldwide in addition to healthcare facilities throughout the United States. The Company’s services include: Interactive Television Solutions, Broadband Internet Solutions, Content Solutions, Professional Solutions and Advertising Media Solutions. LodgeNet Interactive Corporation owns and operates businesses under the industry leading brands: LodgeNet, LodgeNetRX, and The Hotel Networks. LodgeNet Interactive is listed on NASDAQ and trades under the symbol LNET. For more information, please visit www.lodgenet.com.
Special Note Regarding Forward-Looking Statement
Certain statements in this press release constitute “forward-looking statements.” When used in this press release the words “intends,” “expects,” “anticipates,” “estimates,” “believes,” “goal,” “no assurance” and similar expressions, and statements which are made in the future tense or refer to future events or developments, including, without limitation, our guidance for the third quarter of 2009, are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause the actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: the effects of economic conditions, including general financial conditions (including those represented recently by liquidity crises, government bailouts and assistance plans, bank failures, and recessionary threats and developments); the economic condition of the lodging industry, which can be particularly affected the financial conditions referenced above, as well as by high gas prices, levels of unemployment, consumer confidence, acts or threats of terrorism and public health issues; competition from providers of similar services and from alternative systems for accessing in-room entertainment; competition from HSIA providers; changes in demand for our products and services; programming availability, timeliness, quality, and costs; technological developments by competitors; developmental costs, difficulties, and delays; relationships with customers and property owners, in particular as we reduce capital investment; the availability of capital to finance growth; compliance with credit facility covenants; the impact of governmental regulations; potential effects of litigation; risks of expansion into new markets; risks related to the security of our data systems; and other factors detailed, from time to time, in our filings with the Securities and Exchange Commission. For any of the foregoing reasons, our guidance and our actual financial results may not meet our expectations. These forward-looking statements speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
LodgeNet is a registered trademark of LodgeNet Interactive Corporation. All rights reserved. Other names and brands may be claimed as the property of others.
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